NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

•	Fourth quarter 2015 net revenue of $360.9 million, as compared to $353.2 million in the comparable prior year quarter, increase of 2.2%.

•	Fourth quarter 2015 GAAP net income per diluted share of $0.66, as compared to $1.16 net loss per diluted share in the comparable prior year quarter.

◦	Fourth quarter 2015 non-GAAP net income per diluted share of $0.83, as compared to $0.65 in the comparable prior year quarter.

•	2015 net revenue of $1.30 billion, as compared to $1.39 billion in 2014, decrease of 6.7%.

•	2015 GAAP net income per diluted share of $1.44, as compared to $0.24 in 2014.

◦	2015 non-GAAP net income per diluted share of $2.23, as compared to $2.54 in 2014.

•
Company expects first quarter 2016 net revenue to be in the range of $290 million to $305 million, with non-GAAP operating margin in the range of 9.5% to 10.5%. Additionally, the Company expects the non-GAAP tax rate to be approximately 34%.

SAN JOSE, California - February 4, 2016 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the fourth quarter and full year ended December 31, 2015.

Net revenue for the fourth quarter ended December 31, 2015 was $360.9 million, as compared to $353.2 million in the fourth quarter ended December 31, 2014, and $341.9 million in the third quarter ended September 27, 2015. Net income, computed in accordance with GAAP, for the fourth quarter of 2015 was $21.8 million, or $0.66 net income per diluted share. This compared to GAAP net loss of $40.4 million, or $1.16 net loss per diluted share, in the fourth quarter of 2014, and GAAP net income of $15.1 million, or $0.47 net income per diluted share, in the third quarter of 2015. Non-GAAP net income was $0.83 per diluted share in the fourth quarter of 2015, as compared to non-GAAP net income of $0.65 per diluted share in the fourth quarter of 2014 and $0.67 per diluted share in the third quarter of 2015.

Operating margin, computed in accordance with GAAP, for the fourth quarter of 2015 was 8.5%, as compared to -13.2% in the year ago comparable quarter, and 7.6% in the third quarter of 2015. Non-GAAP operating margin was 10.8% in the fourth quarter of 2015, as compared to 10.1% in the fourth quarter of 2014 and 10.3% in the third quarter of 2015.

Net revenue for the full year 2015 was $1.30 billion, a 6.7% decrease as compared to $1.39 billion for 2014. Net income, computed in accordance with GAAP, for the full year 2015 was $48.6 million, or $1.44 per diluted share. This compared to GAAP net income of $8.8 million, or $0.24 per diluted share, for 2014. Non-GAAP net income was $2.23 per diluted share in the full year of 2015, as compared to non-GAAP net income of $2.54 per diluted share for 2014.

Operating margin, computed in accordance with GAAP, for the full year of 2015 was 6.6%, as compared to 2.0% for 2014. Non-GAAP operating margin was 9.5% in the full year of 2015, as compared to 10.1% for 2014.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of intangibles, stock-based compensation expense, restructuring and other charges, acquisition-related expense, losses on inventory commitments due to restructuring, litigation reserves, net, goodwill impairment charges, and gain on litigation settlements. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Our financial results for the fourth quarter of 2015 exceeded expectations, driven by the strength of our retail business during the holiday season. The Retail Business Unit had another all-time record quarter in sales, again led by our Nighthawk and Arlo product lines. Both product lines continue to drive up average selling prices for NETGEAR's retail business, and led to an impressive 33.6% year-over-year increase in revenue for the Retail Business Unit in Q4. Meanwhile, we saw healthy end market demand for our commercial products during Q4. We continued to see lower channel inventory among our distributors as our online presence grows and we believe that CBU is well positioned for success in 2016.”

Mr. Lo continued, “We are also taking definitive steps to realign resources within the Service Provider Business Unit to reflect a previously announced reduced revenue outlook for 2016. Our efforts in the service provider market continue to be focused on delivering premium advanced technology products and driving profitability."

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "For the full year of 2015, the Company generated $110.4 million in cash flow from operations. During the fourth quarter of 2015, we continued to be opportunistic buyers of NETGEAR equity and repurchased approximately 394,000 shares of common stock, which makes our total repurchase amount since Q4 2013 approximately 8.6 million shares. We continue to believe that stock repurchases are an effective way of returning capital to shareholders, and plan to be opportunistic buyers of our stock in the coming quarters.”

Ms. Gorjanc continued, "Looking forward to the first quarter of 2016, we expect net revenue to be in the range of $290 million to $ 305 million. Our revenue outlook reflects seasonality for the Retail Business Unit, particularly for home security cameras, and a lower revenue outlook for the Service Provider Business Unit. Non-GAAP operating margin is expected to be in the range of 9.5% to 10.5%. Our non-GAAP tax rate is expected to be approximately 34% for the first quarter of 2016.”

Investor Conference Call / Webcast Details
NETGEAR will review the fourth quarter results and discuss management's expectations for the first quarter of 2016 today, Thursday, February 4, 2016 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, February 11, 2016 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13628645.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 27,000 retail locations around the globe, and through approximately 31,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2016 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi

netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue, non-GAAP operating margin and tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding seasonal changes in the Company’s business unit performance; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 43 through 63, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2015, filed with the Securities and Exchange Commission on October 30, 2015.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax adjustments, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$181,945	$141,234
Short-term investments	96,321	115,895
Accounts receivable, net	290,642	275,689
Inventories	213,118	222,883
Deferred income taxes	—	29,039
Prepaid expenses and other current assets	39,117	38,225
Total current assets	821,143	822,965
Property and equipment, net	22,384	29,694
Intangibles, net	48,947	66,230
Goodwill	81,721	81,721
Other non-current assets	76,374	48,077
Total assets	$1,050,569	$1,048,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$90,546	$106,357
Accrued employee compensation	27,868	21,588
Other accrued liabilities	166,282	143,742
Deferred revenue	29,125	30,023
Income taxes payable	1,951	2,406
Total current liabilities	315,772	304,116
Non-current income taxes payable	14,444	15,252
Other non-current liabilities	11,643	7,754
Total liabilities	341,859	327,122
Stockholders' equity:
Common stock	33	35
Additional paid-in capital	513,047	454,144
Accumulated other comprehensive income	3	38
Retained earnings	195,627	267,348
Total stockholders' equity	708,710	721,565
Total liabilities and stockholders' equity	$1,050,569	$1,048,687

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 27, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net revenue	$360,863	$341,893	$353,182	$1,300,695	$1,393,515
Cost of revenue	255,447	245,566	252,708	933,016	995,597
Gross profit	105,416	96,327	100,474	367,679	397,918
Gross margin	29.2%	28.2%	28.4%	28.3%	28.6%
Operating expenses:
Research and development	23,373	21,572	22,908	86,499	90,902
Sales and marketing	39,256	35,923	39,644	146,794	157,017
General and administrative	12,121	11,803	11,557	45,313	46,552
Restructuring and other charges	14	1,016	19	6,398	2,209
Litigation reserves, net	8	—	(1,265)	(2,682)	(1,011)
Goodwill impairment charges	—	—	74,196	—	74,196
Total operating expenses	74,772	70,314	147,059	282,322	369,865
Income (loss) from operations	30,644	26,013	(46,585)	85,357	28,053
Operating margin	8.5%	7.6%	(13.2)%	6.6%	2.0%
Interest income	111	65	79	295	253
Other income (expense), net	(21)	(199)	544	(88)	2,455
Income (loss) before income taxes	30,734	25,879	(45,962)	85,564	30,761
Provision (benefit) for income taxes	8,927	10,780	(5,609)	36,980	21,973
Net income (loss)	$21,807	$15,099	$(40,353)	$48,584	$8,788

Net income (loss) per share:
Basic	$0.68	$0.47	$(1.16)	$1.47	$0.25
Diluted	$0.66	$0.47	$(1.16)	$1.44	$0.24

Weighted average shares used to compute net income (loss) per share:
Basic	32,275	31,979	34,726	33,161	35,771
Diluted	33,110	32,335	34,726	33,788	36,445

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 27, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP gross profit	$105,416	$96,327	$100,474	$367,679	$397,918
Amortization of intangibles	2,394	2,394	2,625	9,884	10,488
Stock-based compensation expense	376	358	504	1,566	2,037
Losses on inventory commitments due to restructuring	—	—	—	407	—
Non-GAAP gross profit	$108,186	$99,079	$103,603	$379,536	$410,443
Non-GAAP gross margin	30.0%	29.0%	29.3%	29.2%	29.5%

GAAP research and development	$23,373	$21,572	$22,908	$86,499	$90,902
Stock-based compensation expense	(956)	(877)	(1,038)	(3,451)	(4,916)
Non-GAAP research and development	$22,417	$20,695	$21,870	$83,048	$85,986

GAAP sales and marketing	$39,256	$35,923	$39,644	$146,794	$157,017
Amortization of intangibles	(1,771)	(1,771)	(1,771)	(7,085)	(7,085)
Stock-based compensation expense	(1,184)	(1,173)	(1,409)	(5,022)	(6,168)
Non-GAAP sales and marketing	$36,301	$32,979	$36,464	$134,687	$143,764

GAAP general and administrative	$12,121	$11,803	$11,557	$45,313	$46,552
Stock-based compensation expense	(1,792)	(1,703)	(1,837)	(6,786)	(6,893)
Acquisition related expense	—	—	—	—	(8)
Non-GAAP general and administrative	$10,329	$10,100	$9,720	$38,527	$39,651

GAAP total operating expenses	$74,772	$70,314	$147,059	$282,322	$369,865
Amortization of intangibles	(1,771)	(1,771)	(1,771)	(7,085)	(7,085)
Stock-based compensation expense	(3,932)	(3,753)	(4,284)	(15,259)	(17,977)
Restructuring and other charges	(14)	(1,016)	(19)	(6,398)	(2,209)
Acquisition related expense	—	—	—	—	(8)
Litigation reserves, net	(8)	—	1,265	2,682	1,011
Goodwill impairment charges	—	—	(74,196)	—	(74,196)
Non-GAAP total operating expenses	$69,047	$63,774	$68,054	$256,262	$269,401

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 27, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP operating income (loss)	$30,644	$26,013	$(46,585)	$85,357	$28,053
Amortization of intangibles	4,165	4,165	4,396	16,969	17,573
Stock-based compensation expense	4,308	4,111	4,788	16,825	20,014
Restructuring and other charges	14	1,016	19	6,398	2,209
Acquisition-related expense	—	—	—	—	8
Losses on inventory commitments due to restructuring	—	—	—	407	—
Litigation reserves, net	8	—	(1,265)	(2,682)	(1,011)
Goodwill impairment charges	—	—	74,196	—	74,196
Non-GAAP operating income	$39,139	$35,305	$35,549	$123,274	$141,042
Non-GAAP operating margin	10.8%	10.3%	10.1%	9.5%	10.1%

GAAP other income (expense), net	$(21)	$(199)	$544	$(88)	$2,455
Gain on litigation settlements	—	—	—	—	(2,800)
Non-GAAP other income (expense), net	$(21)	$(199)	$544	$(88)	$(345)

GAAP net income (loss)	$21,807	$15,099	$(40,353)	$48,584	$8,788
Amortization of intangibles	4,165	4,165	4,396	16,969	17,573
Stock-based compensation expense	4,308	4,111	4,788	16,825	20,014
Restructuring and other charges	14	1,016	19	6,398	2,209
Acquisition-related expense	—	—	—	—	8
Losses on inventory commitments due to restructuring	—	—	—	407	—
Litigation reserves, net	8	—	(1,265)	(2,682)	(1,011)
Goodwill impairment charges	—	—	74,196	—	74,196
Gain on litigation settlements	—	—	—	—	(2,800)
Tax effect and tax related adjustments	(2,800)	(2,652)	(18,898)	(11,051)	(26,477)
Non-GAAP net income	$27,502	$21,739	$22,883	$75,450	$92,500

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 27, 2015	December 31, 2014	December 31, 2015	December 31, 2014

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.66	$0.47	$(1.16)	$1.44	$0.24
Amortization of intangibles	0.13	0.13	0.12	0.50	0.48
Stock-based compensation expense	0.13	0.13	0.14	0.50	0.55
Restructuring and other charges	0.00	0.03	0.00	0.19	0.06
Acquisition-related expense	—	—	—	—	0.00
Losses on inventory commitments due to restructuring	—	—	—	0.01	—
Litigation reserves, net	0.00	—	(0.04)	(0.08)	(0.03)
Goodwill impairment charges	—	—	2.10	—	2.04
Gain on litigation settlements	—	—	—	—	(0.08)
Tax effect and tax related adjustments	(0.09)	(0.09)	(0.53)	(0.33)	(0.72)
Non-GAAP net income per diluted share *	$0.83	$0.67	$0.65	$2.23	$2.54

Shares used in computing GAAP net income (loss) per diluted share	33,110	32,335	34,726	33,788	36,445
Shares used in computing non-GAAP net income per diluted share	33,110	32,335	35,348	33,788	36,445
*The sum of per diluted share impact may not total to non-GAAP net income per diluted share due to different share counts used in calculating GAAP net loss per diluted share and non-GAAP net income per diluted share. The GAAP net loss per diluted share calculation used a lower share count as it excluded potentially dilutive shares which are included in calculating non-GAAP net income per diluted share.

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	December 31, 2015	September 27, 2015	June 28, 2015	March 29, 2015	December 31, 2014

Cash, cash equivalents and short-term investments	$278,266	$263,848	$212,915	$247,405	$257,129
Cash, cash equivalents and short-term investments per diluted share	$8.40	$8.16	$6.21	$7.01	$7.40

Accounts receivable, net	$290,642	$274,173	$246,493	$254,745	$275,689
Days sales outstanding (DSO)	77	73	78	73	73

Inventories	$213,118	$170,013	$188,668	$200,948	$222,883
Ending inventory turns	4.8	5.8	4.5	4.4	4.5

Weeks of channel inventory:
U.S. retail channel	8.4	9.2	7.0	7.7	7.8
U.S. distribution channel	5.7	7.9	10.1	11.5	12.0
EMEA distribution channel	4.6	5.3	4.8	4.4	5.4
APAC distribution channel	7.0	7.3	7.1	7.4	7.2

Deferred revenue (current and non-current)	$33,331	$34,154	$31,116	$25,802	$31,621

Headcount	963	959	967	979	1,038
Non-GAAP diluted shares	33,110	32,335	34,308	35,285	35,348

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2015		September 27, 2015		December 31, 2014		December 31, 2015		December 31, 2014
Americas	$231,765	64%	$219,736	64%	$194,673	55%	$797,746	61%	$770,890	56%
EMEA	86,887	24%	77,725	23%	106,237	30%	321,714	25%	421,887	30%
APAC	42,211	12%	44,432	13%	52,272	15%	181,235	14%	200,738	14%
Total	$360,863	100%	$341,893	100%	$353,182	100%	$1,300,695	100%	$1,393,515	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Twelve Months Ended
	December 31, 2015		September 27, 2015		December 31, 2014		December 31, 2015		December 31, 2014
Retail	$197,520	54%	$164,081	48%	$147,864	42%	$614,367	48%	$508,100	36%
Commercial	63,911	18%	65,187	19%	79,393	22%	264,846	20%	305,677	22%
Service Provider	99,432	28%	112,625	33%	125,925	36%	421,482	32%	579,738	42%
Total	$360,863	100%	$341,893	100%	$353,182	100%	$1,300,695	100%	$1,393,515	100%